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                                                                   EXHIBIT 10.86


                                DEBT CONVERSION
                                      AND
                    MUTUAL SETTLEMENT AND RELEASE AGREEMENT

          THIS DEBT CONVERSION AND MUTUAL SETTLEMENT AND RELEASE AGREEMENT ("Conversion Agreement") is entered into at San Diego, California, effective as of April 30, 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("MPI"), on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and permitted assigns (collectively with MPI the "MPI Group"); and The Development Bank of Singapore Limited ("DBS") and its successors and permitted assigns (collectively with DBS the "Investor Group").

                                  WITNESSETH:

          WHEREAS, DBS and Microelectronic Packaging (S) Pte. Ltd. ("MPS") entered into a Deed of Debenture dated June 10, 1986 (the "Deed"), which was subsequently amended by supplemental deeds dated July 16, 1987, February 20, 1989, August 24, 1990, June 4, 1992, October 30, 1993 and January 11, 1994 (the
"Supplemental Deeds"), such that, in connection with the Deed and the Supplemental Deeds, DBS provided certain credit facilities to MPS, and the Deed and the Supplemental Deeds call for certain payments and interest amounts on amounts loaned to MPS pursuant to such credit facilities which were thereafter due and payable periodically;

          WHEREAS, DBS and MPS restated the terms of such credit facilities in an agreement dated August 15, 1994 (the "Restatement"), and MPS owed DBS Four Million Two Hundred Seventy Five Thousand Singapore Dollars (S$4,275,000) as of March 8, 1998 under the Deed, the Supplemental Deeds and the Restatement;

          WHEREAS, DBS and MPM (S) Pte. Ltd. ("MPM") entered into a credit facilities arrangement dated December 15, 1994 (the "Facilities Arrangement" and, collectively with the Deed, the Supplemental Deeds and the Restatement, the "Loan Agreements"), such that in connection with the Facilities Arrangement, DBS provided certain credit facilities to MPM, and the Facilities Arrangement calls for certain payments and interest amounts on amounts loaned to MPM pursuant to such credit facilities which were thereafter due and payable periodically, such that MPM owed DBS Two Million One Hundred Thirty Four Thousand Singapore Dollars (S$2,134,000) as of March 8, 1998 under the Facilities Arrangement;

          WHEREAS, MPI guaranteed the obligations of MPS under the Deed, the Supplemental Deeds and the Restatement and the obligations of MPM under the Facilities Arrangement (the "Guarantees"), and MPS and MPM have defaulted upon such obligations, giving rise to MPI's obligations under such Guarantees;

          WHEREAS, NS Electronics Bangkok (1993) Ltd. ("NSEB") owes the sum of Six Hundred Seventy Three Thousand Eight Hundred Eight US Dollars (US$673,808) to MPS, which is carried on MPS' accounts as an account receivable (the "Account Receivable"), to
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which DBS has a priority claim in the MPS liquidation proceeding, and MPI has requested that DBS provide to NSEB a written release of the Account Receivable;

          WHEREAS, in an effort to restructure and settle all of MPI's obligations under the Guarantees, MPI and DBS entered into a Restructuring, Settlement and Mutual Release Agreement dated July 20, 1998, pursuant to which MPI agreed to make certain payments to DBS in exchange for the agreement of DBS to reduce the amount of MPI's obligations under the Guarantees ("Restructuring Agreement"). Contingent upon MPI's performance of its obligations under the Restructuring Agreement, the Restructuring Agreement provided that all obligations of MPI under the Guarantees would be deemed settled and DBS would release MPI from any further obligations with respect thereto.

          WHEREAS, MPI is not able to comply with its payment obligations under the Restructuring Agreement.

          WHEREAS, the MPI Group with respect to the Investor Group, and the Investor Group with respect to the MPI Group, desire to finally settle all of their respective rights and obligations under the Loan Agreements, the Guarantees, the Restructuring Agreement and all amendments thereto, and all other related agreements (collectively the "Former Agreements"), terminate and release all of their respective rights and obligations under the Former Agreements, and settle all other disputes of any kind that may or could exist between the MPI Group and the Investor Group with respect to the Former Agreements, all upon the terms and conditions set forth in this Conversion Agreement.

          NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the MPI Group and the Investor Group agree as follows:

          1.   Defined Terms.  In addition to those terms that may be defined
               -------------
elsewhere in this Conversion Agreement, the following terms shall have the meanings defined in this Section 1.

               1.1 "Conversion Date" means the date upon which the DBS Conversion has been completed pursuant to the terms and conditions of this Agreement.

               1.2  "Performance Date" means June 30, 1999.

               1.3 "Series A Preferred Stock" means the Series A Preferred Stock of MPI, the rights, preferences privileges and restrictions of which are set forth in the Certificate of Amendment to the Amended and Restated Articles of Incorporation of MPI, in the form attached hereto as Exhibit "A" and incorporated herein by reference.

               1.4 "Transpac Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and guaranteed by MPI in the aggregate to Transpac Capital Pte. Ltd., Transpac Industrial Holdings Ltd., Regional Investment Company Ltd. and Natsteel Equity III Pte. Ltd. (the "Transpac Entities"), accrued as of December 31, 1997

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(which is the entire amount MPI and the Transpac Entities have agreed is due and payable), into Four Million Thirty One Thousand Eight Hundred Twenty Six (4,031,826) shares of Series A Preferred Stock.

               1.5 "DBS Bank Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and MPS and guaranteed by MPI to DBS, accrued as of December 31, 1997 (which is the entire amount MPI and DBS have agreed is due and payable), into One Million One Hundred Fifty Four Thousand Three Hundred Eleven (1,154,311) shares of Series A Preferred Stock.

               1.6 "Motorola Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Motorola, Inc., accrued as of December 31, 1997 (which is the entire amount MPI and Motorola have agreed is due and payable), into Eight Hundred Sixty Nine Thousand Nine Hundred Thirty Two (869,932) shares of Series A Preferred Stock.

               1.7 "NS Electronics Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPI to NS Electronics Bangkok (1993) Ltd. ("NSEB"), accrued as of December 31, 1997 (which is the entire amount MPI and NSEB have agreed is due and payable), into Two Hundred Seventy One Thousand One Hundred Seventy Six (271,176) shares of Series A Preferred Stock.

               1.8 "ORIX Leasing Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and MPS and guaranteed by MPI to ORIX Leasing Singapore Limited, accrued as of December 31, 1997 (which is the entire amount MPI and ORIX Leasing have agreed is due and payable) into Four Hundred Seventy Three Thousand Five Hundred Eighty Four (473,584) shares of Series A Preferred Stock.

               1.9 "Samsung Corning Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Samsung Corning Co., Ltd., accrued as of December 31, 1997 (which is the entire amount MPI and Samsung Corning have agreed is due and payable) into One Hundred Eighty Three Thousand Two Hundred Seventy Five (183,275) shares of Series A Preferred Stock.

               1.10 "STMicroelectronics Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to STMicroelectronics, Inc. (and/or any one or more assignees and/or transferees of STMicroelectronics, Inc.), accrued as of December 31, 1997 (which is the entire amount MPI and STMicroelectronics have agreed is due and payable) into One Million Three Hundred Twenty Two Thousand Six Hundred Forty One (1,322,641) shares of Series A Preferred Stock.

               1.11 "Texas Instruments Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Texas Instruments Incorporated, accrued as of December 31, 1997 (which is the entire amount MPI and Texas Instruments have agreed is due and payable) into One Million Fifty Six Thousand Twenty Seven (1,056,027) shares of Series A Preferred Stock.

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               1.12 "Other Creditor Conversions" means collectively the Transpac
Conversion, the Motorola Conversion, the NS Electronics Conversion, the ORIX Leasing Conversion, the Samsung Corning Conversion, the STMicroelectronics Conversion and the Texas Instruments Conversion.

               1.13 "Other Creditors" means collectively the Transpac Entities; Motorola, Inc.; NS Electronics Bangkok Ltd.; ORIX Leasing Singapore Limited; Samsung Corning Co., Ltd.; STMicroelectronics, Inc.; and Texas Instruments Incorporated.

               1.14 "Insolvency Action" means the commencement of a voluntary or involuntary case against MPI under the United States Bankruptcy Code ("Code") or an assignment for the benefit of creditors by MPI, but shall not include any involuntary case brought under the Code which is dismissed within sixty (60) days of its commencement, which sixty (60) day period shall not extend beyond June 30, 1999, without the prior written consent of DBS (the "Interim Period"), where no action is brought during such time period to avoid any issuance of Series A Preferred Stock by MPI or the performance by MPI of any of its other obligations pursuant to this Conversion Agreement.

          2. Duration of Conversion Agreement.  This Conversion Agreement shall
             --------------------------------
remain in full force and effect until the Conversion Date, subject to the following termination provisions:

               2.1 Prior to the Performance Date, no party shall have any right to terminate this Conversion Agreement in any respect, and all of the terms and conditions hereof shall remain in full force and effect as set forth herein.

               2.2 As of and after the Conversion Date, even if the Conversion Date occurs after the Performance Date, no party shall have any right to terminate this Conversion Agreement in any respect, and all of the terms and conditions hereof shall remain in full force and effect as set forth herein.

               2.3 After the Performance Date, so long as the Conversion Date has not occurred, DBS shall have sole discretion (but shall not be required) to terminate this Conversion Agreement by giving a written termination notice to MPI ("Termination Notice"). In the event DBS gives MPI a Termination Notice after the Performance Date and prior to any occurrence of the Conversion Date, then this Conversion Agreement shall be deemed terminated as of the date the Termination Notice is deemed given to MPI pursuant to the provisions of Section
10.3 hereof. In the event this Conversion Agreement is terminated by DBS pursuant to the provisions of this Section 2.3, then this Conversion Agreement shall be deemed completely void, and MPI and DBS shall retain and remain subject to whatever respective rights and obligations they may otherwise have under the Former Agreements.

               2.4 Regardless of any other provision of this Section 2, but subject to the provisions of Section 2.5 hereof, if an Insolvency Action is commenced prior to the Conversion Date, then this Conversion Agreement and the respective rights and obligations of MPI and DBS hereunder shall be deemed immediately terminated without notice, and MPI and

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DBS shall retain and remain subject to whatever respective rights and obligations they may have under the Former Agreements.

               2.5 Notwithstanding any provision of this Conversion Agreement, during the Interim Period, MPI and DBS shall retain and remain subject to, whatever respective rights and obligations they may have under the Former Agreements.

               2.6 Except as provided otherwise in Sections 7.1 or 7.2 of this Agreement, the Former Agreements shall remain in full force and effect at all times after the Effective Date.

          3. Conditions to DBS Conversion.  The completion of the DBS
             ----------------------------
Conversion pursuant to the terms and conditions of this Conversion Agreement shall be subject to the performance and satisfaction of each of the following conditions, either prior to or concurrently with the occurrence of the DBS Conversion ("Completion Conditions"):

               3.1. The completion of the Other Creditor Conversions pursuant to agreements entered into between MPI and the Other Creditors upon terms and conditions that are not more favorable to any of such Other Creditors than the terms and conditions contained in this Conversion Agreement. In particular, but without limiting the generality of the foregoing provisions of this section, the effective price per share of the Series A Preferred Stock applicable to the Other Creditor Conversions shall not be less than One Dollar And Two Cents ($1.02), and the terms and conditions of the settlement and release provisions applicable to the Other Creditor Conversions shall not be different in any material respect from the terms and conditions of the settlement and release provisions contained in this Conversion Agreement.

               3.2 The material terms and conditions of the DBS Conversion and the Other Creditor Conversions shall have been approved by MPI's Board of Directors, which approval shall be sought and obtained by MPI in accordance with all applicable laws.

               3.3 The material terms and conditions of the DBS Conversion and the Other Creditor Conversions shall have been approved by MPI's Shareholders, which approval shall be sought and obtained by MPI in accordance with all applicable laws.

               3.4 The Certificate of Amendment of the Amended and Restated Articles of Incorporation of MPI, in the form attached hereto as Exhibit "A" and incorporated herein by reference ("Certificate of Amendment"), shall have been duly adopted by all necessary corporate action of the Board of Directors and shareholders of MPI, and shall have been duly filed with and accepted by the California Secretary of State, upon which filing and acceptance MPI shall be authorized to issue the Series A Preferred Stock to DBS and the Other Creditors as required pursuant to the DBS Conversion and the Other Creditor Conversions.

               3.5 L.H. Friend, Weinress, Frankson & Presson, Inc., an investment banking firm who serves as financial adviser to MPI, shall have executed and issued to MPI a written opinion, in form and substance satisfactory to MPI in its sole discretion, concluding that

                                       5
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the DBS Conversion and the Other Creditor Conversions are fair to MPI's
Shareholders ("Fairness Opinion"), and a copy of such Fairness Opinion shall have been provided to DBS.

               3.6 MPI and DBS shall have performed each of their respective obligations and conditions that this Conversion Agreement requires them to perform on or prior to the Conversion Date.

          4. Obligations of MPI for DBS Conversion.  MPI shall have the
             -------------------------------------
following affirmative obligations under this Conversion Agreement until such time as the DBS Conversion has been completed, or this Conversion Agreement has been terminated pursuant to the provisions of Section 2 hereof:

               4.1 MPI shall use its best and most diligent efforts to obtain the agreement of each of the Other Creditors to complete the Other Creditor Conversions pursuant to agreements entered into between MPI and the Other Creditors upon terms and conditions that are not more favorable to such Other Creditors than the terms and conditions contained in this Conversion Agreement. In particular, but without limiting the generality of the foregoing provisions of this section, MPI shall use its best and most diligent efforts to obtain the agreement of the Other Creditors that the effective price per share of the Series A Preferred Stock applicable to the Other Creditor Conversions shall not be less than One Dollar And Two Cents ($1.02), and the terms and conditions of the settlement and release provisions applicable to the Other Creditor Conversions shall not be different in any material respect from the terms and conditions of the settlement and release provisions contained in this Conversion Agreement.

               4.2 MPI shall use its best and most diligent efforts to obtain the approval of MPI's Board of Directors of the material terms and conditions of the DBS Conversion and the Other Creditor Conversions, which approval shall be obtained in accordance with applicable laws.

               4.3 MPI shall use its best and most diligent efforts to obtain the approval of MPI's Shareholders of the material terms and conditions of the DBS Conversion and the Other Creditor Conversions, which approval shall be obtained in accordance with applicable laws.

               4.4 MPI shall use its best and most diligent efforts to cause the Certificate of Amendment to be approved by MPI's Board of Directors and shareholders, which approval shall be obtained in accordance with applicable laws, and to cause the Certificate of Amendment to be filed with and accepted by the California Secretary of State, upon which filing and acceptance MPI shall be authorized to issue the Series A Preferred Stock to DBS and the Other Creditors as required pursuant to the DBS Conversion and the Other Creditor Conversions.

               4.5 MPI shall use its best and most diligent efforts to cause the DBS Conversion to be completed as soon as reasonably possible.

               4.6 MPI shall use its best and most diligent efforts at all times prior to the Conversion Date, to conduct its business in the usual and ordinary course.

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          5. [This Section has been intentionally left blank.]

          6.   Completion of Conversion. At such time as all of the
               ------------------------
Completion Conditions have been performed and satisfied by MPI, then MPI and DBS shall complete the DBS Conversion concurrently with the completion by MPI and the Other Creditors of the Other Creditor Conversions, by concurrently taking the following actions:

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               6.1  Actions By MPI.
                    --------------

                    (a) MPI shall duly execute and deliver to DBS a counterpart copy of the form of Registration Rights Agreement attached to this Conversion Agreement as Exhibit "B" and incorporated herein by reference ("Registration Agreement").

                    (b) MPI shall duly execute and deliver to DBS a counterpart copy of the form of IBM Proceeds Agreement attached to this Conversion Agreement as Exhibit "D" and incorporated herein by reference ("IBM Agreement").

                    (c) MPI's Chief Executive Officer shall duly execute and deliver to DBS the form of Certificate of Chief Executive Officer attached to this Conversion Agreement as Exhibit "E" and incorporated herein by reference ("Certificate of CEO"), certifying the following matters:

                         (i)   Any approvals of MPI's shareholders and directors
that may be required under any applicable law, in connection with the transactions contemplated by this Conversion Agreement, have been duly obtained and are in full force and effect as of the Conversion Date.

                         (ii)  All of the representations and warranties of MPI
set forth in this Conversion Agreement, the Ancillary Agreements (as defined below) or in any other document delivered to DBS in connection herewith, are true, accurate, complete, and not misleading in any material respect as of the Conversion Date.

                         (iii) MPI has performed all of the duties and
obligations required to be performed by MPI on or prior to the Conversion Date, pursuant to the provisions of this Conversion Agreement, the Ancillary Agreements (as defined below) or in any other document delivered to DBS in connection herewith.

                    (d) MPI shall cause its legal counsel to duly execute and deliver to DBS the form of legal opinion letter attached to his Conversion Agreement as Exhibit "F" and incorporated herein by reference ("Legal Opinion").

                    (e) MPI shall deliver to DBS copies of certificates of good standing for MPI issued by the California Secretary and State and the California Franchise Tax Board, dated not more than one (1) day prior to the Conversion Date.

                    (f) MPI shall deliver to DBS stock certificates representing One Million One Hundred Fifty Four Thousand Three Hundred Eleven (1,154,311) shares of Series A Preferred Stock issued by MPI to DBS.

                    (g) MPI shall deliver to DBS and its legal counsel copies of the following documents:

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                         (i)   A copy of the Certificate of Amendment and Bylaws
of MPI (as amended through the Conversion Date), certified by the Secretary of MPI as true and correct copies thereof as of the Conversion Date.

                         (ii)  A copy of the resolutions of the Board of
Directors and shareholders of MPI evidencing the amendment to MPI's Amended and Restated Articles of Incorporation providing for the authorization of the Series A Preferred Stock and the approval of this Agreement and the other agreements, documents, and matters contemplated hereby, certified by the Secretary of MPI to be true, complete and correct.

                         (iii) A written certification from MPI's legal counsel
stating that all approvals required to be obtained from the SEC in connection with the transactions contemplated by this Conversion Agreement have been obtained.

               6.2  Actions By DBS.
                    --------------

                    (a) DBS shall duly execute and deliver to MPI a counterpart copy of the Registration Agreement.

                    (b) DBS shall duly execute and deliver to MPI a counterpart copy of the form of IBM Agreement.

               6.3  Effect of Conversion.  Upon the occurrence of the Conversion
                    --------------------
Date, (a) the debts owed by MPI to DBS shall be deemed to have been converted, respectively, into the number of shares of MPI's Series A Preferred Stock issued to DBS, as set forth in Section 6.1; and (b) as of and after the Conversion Date, MPI shall not owe any debt of any kind to DBS, as set forth in more detail pursuant to Section 7 of this Conversion Agreement.

          7.   Settlement and Mutual Release.  If and only if the Conversion is
               -----------------------------
completed pursuant to the terms and conditions of this Conversion Agreement, then in that case only, effective as of the Conversion Date, MPI and DBS agree that the terms and conditions of this Section 7 shall be in effect with respect to the Former Agreements and all of the respective rights and obligations of MPI and DBS pursuant to the Former Agreements and all other related agreements:

               7.1 The Former Agreements shall be deemed to have been voluntarily terminated pursuant to the mutual agreement of MPI and DBS, without any remaining liability to either the MPI Group or the Investor Group. Without limiting the generality of the foregoing provisions of this section, MPI and DBS agree that MPI shall no longer have any obligations of any kind under the Former Agreements to pay any amount to DBS, and DBS shall no longer have any rights of any kind under the Former Agreements to convert any amounts owed under the Former Agreements into, or to otherwise obtain ownership of, shares of MPI's stock of any class or series.

               7.2 The MPI Group with respect to the Investor Group, and the Investor Group with respect to the MPI Group, shall be deemed to have forever released and

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discharged each other from and against any and all claims, damages and causes of action they may have against each other with respect to and in connection with the Former Agreements and any matter arising out of the terms and conditions thereof, including without limitation, any breach of any representation or warranty or noncompliance or nonfulfillment of any covenant or agreement contained in or arising out of the Former Agreements; provided that such release and discharge shall not extend to any claims, damages and causes of action any member of the Investor Group may have against any member of the MPI Group (or any member of the MPI Group may have against any member of the Investor Group) for fraud or willful misconduct with respect to any of the Former Agreements or any of the transactions contemplated by this Agreement. However, the foregoing release provisions of this section do not apply to this Conversion Agreement, or the Certificate of Amendment, the Registration Agreement, or the IBM Agreement (collectively the "Ancillary Agreements"), or any of the respective rights and obligations of MPI and/or DBS pursuant to the terms and conditions of this Conversion Agreement or the Ancillary Agreements.

          8. Representations, Warranties and Agreements of MPI.  In addition to
             -------------------------------------------------
any representations and warranties MPI may make to DBS elsewhere in this Conversion Agreement, the Ancillary Agreements or in any other document delivered to DBS in connection herewith, MPI represents and warrants to DBS that the statements contained in this Section 8 are true, accurate, complete, and not misleading in any material respect, and also shall be so as of the Conversion Date.

               8.1  Organization and Good Standing, and Other Status.  MPI is a
                    ------------------------------------------------
corporation, legally and validly incorporated, organized and existing under the laws of the State of California. MPI is in good standing as certified by both the California Secretary of State and the California Franchise Tax Board.

               8.2  Authority to Conduct Business.  MPI possesses full corporate
                    -----------------------------
power and lawful authority to own, lease and operate its assets, and to carry on its business as presently conducted. MPI is duly and legally qualified to do business and is in good standing in each country, state, county, city or other jurisdiction in which the failure to so qualify would have a material adverse impact on MPI's business.

               8.3  Authority Regarding this Agreement.
                    ----------------------------------

                    8.3.1 MPI has the complete and unrestricted right, power, authority and capacity to (a) execute and deliver this Conversion Agreement, the Ancillary Agreements and every other document executed and delivered by MPI to DBS in connection therewith (collectively the "Transaction Documents"); and (b) carry out and perform each of MPI's obligations pursuant to the Transaction Documents.

                    8.3.2 As of the Conversion Date, no further corporate or shareholder authority, approvals, actions or proceedings will be necessary on the part of MPI to authorize the Transaction Documents or any of the transactions contemplated thereby.

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                    8.3.3  This Conversion Agreement has been, and, as of the
Conversion Date all of the other Transaction Documents will have been, duly and validly executed and delivered by MPI, and when so executed and delivered, will constitute legal, valid and binding obligations of MPI, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Agreement may be limited by applicable federal or state securities laws.

                    8.3.4 The execution, delivery and performance of this Conversion Agreement by MPI and the consummation by MPI of the transactions contemplated herein do not (a) violate any provision of MPI's Restated Articles of Incorporation or Bylaws, (b) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which MPI is a party, (c) create or impose a lien, charge, or encumbrance on any material property of MPI under any agreement or any commitment to which MPI is a party or by which MPI is bound or by which any of its properties or assets are bound, or
(d) result in a violation of any federal, state, local, or to the best of MPI's knowledge, any foreign statute, rule regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to MPI or any of its subsidiaries or by which any property or asset of MPI or any of its subsidiaries are bound or affected, the violation of which would have a material adverse effect. MPI is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Conversion Agreement, or to issue or sell the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the terms thereof, except for such filings as the Company may be required to make with the SEC and/or the California Department of Corporations and/or any other applicable authority ("Required Filings"). The Company hereby represents and warrants that the Required Filings will be made in the manner required by law in connection with the transactions contemplated by this Conversion Agreement. For purposes of this Section 8.3.4, the term "material adverse effect" means any effect on the business, operations, properties or financial condition of MPI that is material and adverse to MPI and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of MPI to enter into and perform any of its obligations under this Conversion Agreement or the other Transaction Documents in any material respect.

               8.4  Valid Issuance of Preferred and Common Stock.  Prior to the
                    ---------------------------------------------
issuance thereof the Series A Preferred Stock will have been duly authorized by all necessary corporate action and, when issued and delivered in accordance with the terms of this Conversion Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than those stated in this Conversion Agreement and/or that may arise under applicable state and federal securities laws. The common stock of MPI issuable upon conversion of the Series A Preferred Stock has been duly and validly reserved for issuance by all necessary corporate action and, upon issuance in accordance with the terms of the Certificate of Amendment, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than those stated in this Conversion Agreement and/or that may arise under applicable state and federal securities laws.

               8.5  Consents.  No consent, approval, order or authorization of,
                    ---------
or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of MPI is required in connection with the consummation of the transactions contemplated by this Conversion Agreement, except (i) the filing of the Certificate of Amendment with the California Secretary of State; (ii) the filing required pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days after the issuance of the Series A Preferred Stock pursuant hereto.

               8.6  Offering.  Subject in part to the truth and accuracy of the
                    --------
representations of DBS set forth in Section 9 of this Agreement, the issuance of the Series A Preferred Stock as contemplated by the Transaction Documents is exempt from the registration and qualification requirements of any applicable state and federal securities laws, and neither MPI nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               8.7  Disclosure.  To the best of MPI's knowledge, neither this
                    ----------
Conversion Agreement, the Transaction Documents nor any document MPI has filed or will file with the SEC that is furnished to DBS by or on behalf of MPI or any subsidiary of MPI in connection with the transactions contemplated by this Conversion Agreement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under and at the time at which they were made herein or therein, not misleading.

               8.8  Brokers.  MPI has not taken any actions in connection with
                    -------
the negotiations relating to the Transaction Documents or the transactions contemplated thereby that could give rise to an obligation on the part of DBS to pay any brokerage or finder's fee, commission or similar compensation to any party in connection therewith.

               8.9  Litigation: Except as set forth in this Section 8.9, there
                    ----------
is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of MPI's knowledge, currently threatened) against MPI, its activities, properties or assets or, to the best of MPI's knowledge, against any officer, director or employee of MPI in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, MPI. To the best of MPI's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of MPI. MPI is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, and there is no Action by MPI currently pending or which MPI intends to initiate (other than claims for monetary damages asserted by MPI against International Business Machines Corporation ("IBM") under the Purchase Option Agreement dated August 4, 1994, between IBM and MPI and the Multilayer Technology Transfer and Licensing Agreement dated August 4, 1994, between IBM and MPI). MPI is a defendant in a lawsuit filed on December 18, 1998, against MPI and Schlumberger Technologies, Inc., in the United States District Court for the Southern District of New York ("Lawsuit"). The plaintiffs in the Lawsuit are Gary Stein and Lewis Solomon. Both Mr. Solomon and Mr. Stein are former directors of MPI. The Lawsuit alleges the following claims against
MPI:

                    (a) Failure to pay an amount alleged to be not less than Thirty Thousand Dollars ($30,000) allegedly owed to Lewis Solomon as compensation for services performed by him as the former Chairman of MPI's Board of Directors;

                    (b) Failure to pay an amount alleged to be not less than Seventy One Thousand Two Hundred Fifty Dollars ($71,250) allegedly owed in the aggregate to Mr. Stein and Mr. Solomon as compensation under a consulting agreement;

                    (c) Wrongful termination of a consulting agreement, for which wrongful termination Mr. Stein and Mr. Solomon allege damages in the aggregate of not less than Five Hundred Thousand Dollars ($500,000);

                    (d) Tortious interference with Mr. Stein's and Mr. Solomon's prospective economic relationships and business advantages as consultants and directors of public corporations, presumably arising out of MPI's termination of their consulting agreement, for which Mr. Stein and Mr. Solomon allege damages in the aggregate of not less than Five Million Dollars ($5,000,000);

                    (e) Costs and expenses incurred in the Lawsuit in an unspecified amount.

               MPI believes the claims made by Mr. Stein and Mr. Solomon against MPI in the lawsuit are completely without merit. MPI is actively and vigorously defending the lawsuit, and has made substantial counterclaims against Mr. Stein and Mr. Solomon.

               8.10 Capitalization.  The capitalization of MPI immediately prior
                    --------------
to the Conversion Date will consist of the following:

                    (a)  Preferred Stock. A total of Nine Million Three Hundred
                         ---------------
Sixty Two Thousand Seven Hundred Seventy Eight (9,362,778) authorized shares of preferred stock, no par value per share, consisting of Nine Million Three Hundred Sixty Two Thousand Seven Hundred Seventy Eight (9,362,778) shares designated as Series A Preferred Stock, none of which will be issued and outstanding. Upon the DBS Conversion and Other Creditor Conversions, the rights, preferences and privileges of the Series A Preferred Stock will be as stated in MPI's Amended and Restated Articles of Incorporation, as amended by the Certificate of Amendment, and as provided by law.

                    (b)  Common Stock. A total of Fifty Million (50,000,000)
                         ------------
authorized shares of common stock, no par value per share (the "Common Stock"), of which not more than Eleven Million (11,000,000) shares will be issued and outstanding.

                    (c)  Options, Warrants, Reserved Shares. Except for: (i) the
                         ----------------------------------
conversion privileges of the Series A Preferred Stock; (ii) Four Million Six Hundred Ninety Thousand Six Hundred Thirty Two (4,690,632) shares of Common Stock reserved for issuance under MPI's 1993 Stock Option Plan under which options to purchase Two Million Four Hundred Twenty Four Thousand Five Hundred (2,424,500) shares are outstanding; and (iii) warrants to purchase Seven Hundred Thousand (700,000) shares of Common Stock; there is no outstanding, option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from MPI of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of MPI's capital stock. Apart from the exceptions noted in this Section 8.10, and except for rights of first refusal held by MPI to purchase shares of its stock issued under MPI's 1993 Stock Option Plan, no shares of MPI's outstanding capital stock , or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by MPI, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of MPI or any other person), pursuant to any agreement or commitment of MPI.

          9.   Representations, Warranties and Agreements of DBS.  DBS
               -------------------------------------------------
represents and warrants to MPI that the statements contained in this Section 9 are true, accurate, complete, and not misleading in any material respect, and also shall be so as of the Conversion Date.

               9.1  Authority Regarding this Agreement.
                    ----------------------------------

                    9.1.1 DBS has the complete and unrestricted right, power, authority and capacity to (a) execute and deliver each Transaction Document to which it is a party; and (b) carry out and perform each of its obligations pursuant to such Transaction Documents.

                    9.1.2 As of the Conversion Date, no further corporate or shareholder authority, approvals, actions or proceedings will be necessary on the part of DBS to authorize the Transaction Documents or any of the transactions contemplated thereby.

                    9.1.3 This Conversion Agreement has been, and, as of the Conversion Date all of the other Transaction Documents will have been, duly and validly executed and delivered by DBS, and when so executed and delivered, will constitute legal, valid and binding obligations of DBS, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Agreement may be limited by applicable federal or state securities laws.

               9.2  Purchase Entirely For Own Account.  MPI is entering into the
                    ---------------------------------
Transaction Documents in reliance on the representation made by DBS, which representation is confirmed by DBS' execution of this Conversion Agreement, and DBS hereby confirms, that the Series A Preferred Stock to be received by DBS, and MPI's common stock issuable upon conversion thereof (collectively the "Securities") will be acquired for investment, and that DBS has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Conversion Agreement, DBS further represents that DBS does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

               9.3  Disclosure of Information.  DBS believes it has received all
                    -------------------------
the information from MPI for deciding whether to acquire the Securities.

               9.4  Investment Experience.  DBS acknowledges that it is able to
                    ---------------------
fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities, and has so evaluated the merits and risks of an investment in the Securities based solely on the information made available to DBS by MPI.

               9.5  Restricted Securities.  DBS understands that the Securities
                    ---------------------
are characterized as "restricted securities" under the federal securities laws of the United States, inasmuch as they are being acquired from MPI in a transaction not involving a public offering, and that under such laws and applicable regulations the Securities may be resold without registration only in certain limited circumstances. In this connection, DBS represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and generally by the federal securities laws of the United States. DBS further understands that the Securities have not been registered under the Securities Act of 1933, as amended ("33 Act") or qualified or otherwise registered under the applicable securities laws of any state or other jurisdiction, that any disposition of the Securities by DBS is subject to restrictions imposed by federal and state laws, that the stock certificates representing the Securities will bear a restrictive legend stating that DBS cannot dispose of the Securities absent such registration and qualification, except pursuant to any available exemption from such registration and qualification.

               9.6  Further Restrictions on Transfer.  Without in any way
                    --------------------------------
limiting the representations set forth above in this Section 9, DBS further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of MPI to be bound by the provisions of Sections 9.3 through 9.7 hereof, and the provisions of the Registration Agreement, to the extent such sections and such agreement are then applicable, and:

                    (a) There is then in effect a Registration Statement under the 33 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                    (b) DBS shall have notified MPI of the proposed disposition and shall have furnished MPI with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by MPI, DBS shall have furnished MPI with an opinion of counsel, reasonably satisfactory to MPI, that such disposition will not require registration of the Securities in question under the 33 Act.

               Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A; or
(ii) for any transfer of any Securities by a holder thereof that is a partnership or a corporation to: (1) a partner of such partnership or a shareholder of such corporation; (2) a retired partner of such partnership who retires after the date hereof; or (3) the estate of any such partner or shareholder; provided, that in each of the foregoing cases the transferee agrees
             --------
in writing to be subject to the terms of this Section 9 to the same extent as if the transferee were an original purchaser of Securities hereunder.

               9.7  Restrictive Legend.  Each certificate representing the
                    ------------------
Series A Preferred Stock or any other securities issued in respect of the Series A Preferred Stock or upon the conversion thereof, shall be stamped or otherwise imprinted with a legend in the following form, in addition to any legend required pursuant to applicable state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED), NOR QUALIFIED OR OTHERWISE REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED ONLY FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF OR HYPOTHECATED (a) IN THE ABSENCE OF BOTH (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (AS AMENDED), AND (ii) AN EFFECTIVE QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR (b) UNLESS AN EXEMPTION FROM ANY SUCH REGISTRATIONS OR QUALIFICATIONS IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATIONS OR QUALIFICATIONS ARE NOT REQUIRED.

               9.8  Foreign Persons.  If DBS is not a United States person, DBS
                    ---------------
hereby represents that (a) it has satisfied itself as to the full observance of the laws of its own jurisdiction in connection with any acquisition of the Securities, including without limitation (i) the legal requirements within such jurisdiction applicable to the acquisition of the Securities; (ii) any foreign exchange restrictions applicable to such acquisition; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, sale or transfer of the Securities; and (b) DBS' acquisition and continued ownership of the Securities will not violate any applicable securities or other laws of its own jurisdiction.

          10.  Miscellaneous Provisions.
               ------------------------

               10.1 Exhibits.  All exhibits described in this Conversion
                    --------
Agreement are incorporated by reference as if fully set forth herein, and constitute a material part of this Conversion Agreement, whether or not such exhibits are attached hereto.

               10.2 Governing Law.  This Conversion Agreement shall in all
                    -------------
respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California, United States of America. Any legal action between the parties regarding this Conversion Agreement shall be brought in, and the parties hereby consent to the jurisdiction of and venue in, either
(a) the federal and state courts located in the County of San Diego, State of California, United States of America; or (b) the courts located in the country of Singapore.

               10.3 Notices.  Any notice, demand or other communication required
                    -------
or permitted under this Conversion Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon the fifth (5th) business day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

          To MPI:        Microelectronic Packaging, Inc.
                         9577 Chesapeake Drive
                         San Diego, CA 92123
                         Attn: Chief Executive Officer

          To DBS         DBS Bank
                         Institutional Banking
                         6 Shenton Way
                         DBS Building, Tower One
                         Singapore 068809
                         Attn: Managing Director, Singapore Corporate 1


Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

               10.4 Severability.  In the event that any provision of this
                    ------------
Conversion Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Conversion Agreement shall continue in full force and effect without said provision. If this Conversion Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

               10.5 Counterparts.  This Conversion Agreement may be executed in
                    ------------
any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document.

               10.6 Entire Agreement.  This Conversion Agreement, the Ancillary
                    ----------------
Agreements, and the documents and agreements contemplated herein and therein, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

               10.7 Successors and Assigns.  Except as specifically permitted
                    ----------------------
pursuant to the terms and conditions hereof, no party shall be permitted to assign their respective rights or obligations under this Conversion Agreement without the prior written consent of the other parties. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

               10.8 Amendment and Waiver.  No modification or waiver of any
                    --------------------
provision of this Conversion Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Conversion Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Conversion Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Conversion Agreement or the right of any party to thereafter enforce each and every provision of this Conversion Agreement.

               10.9  Survivability.  All of the representations, warranties,
                     -------------
agreements and obligations of the parties pursuant to this Conversion Agreement shall survive any issuance of the Shares and/or the Option Shares by the Company to the Buyers.

               10.10 Further Assurances.  From and after the date of this
                     ------------------
Conversion Agreement, upon the request of MPI or DBS, each of MPI and DBS shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Conversion Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Conversion Agreement as of the date first above written.



MICROELECTRONIC PACKAGING, INC.            THE DEVELOPMENT BANK OF
                                           SINGAPORE LIMITED


By: /s/ Denis J. Trafecanty                By: /s/ Joan Ting-Wong
   ---------------------------------          ----------------------------
      Signature                                   Signature


By: Denis J. Trafecanty                    By: Joan Ting-Wong
   ---------------------------------          ----------------------------
      Print                                       Print


Title: Senior Vice President and CFO       Title: Managing Director
      ------------------------------             -------------------------